                                                                   EXHIBIT 10.15

                              SEPARATION AGREEMENT
                              --------------------

     This Agreement (the "Agreement"), is entered into by Stephen C. Wise ("Executive"), an individual, and Legato Systems, Inc., a Delaware corporation (the "Company"). In consideration of the mutual covenants and representations contained herein, the parties agree as follows:

     1.    Effective Date.  Effective August 31, 2000 (the "Effective Date"),
           --------------
Executive's employment with the Company shall terminate. For so long as he remains employed by the Company, up to and through the Effective Date, Executive shall continue to receive his current base salary and all applicable benefits and bonuses as may be due under the Executive Bonus Plan. As of the Effective Date, Executive hereby resigns all of his current positions with the Company, and any subsidiary of the Company, including any position as an officer, director or employee of the Company, and the Company hereby accepts his resignation. On the Effective Date, the Company shall pay Executive all unpaid salary and bonus compensation then due him and accrued but unused vacation time. Executive agrees to comply with applicable Company policies and procedures at all times during the remainder of his employment with the Company.

     2.    Payment by the Company. On the Effective Date, and in consideration
           ----------------------
for the mutual provisions and convenants contained herein, the Company will pay Executive the gross sum of $200,000, from which sum all required withholdings shall be deducted. The parties hereby agree that the Company will report payment of such sum on a Form W-2.

     3.    COBRA Benefits. For the eighteen-month period following the Effective
           --------------
Date, so long as Executive is not covered by another group health plan, and upon Executive's timely election pursuant to COBRA, the Company shall reimburse Executive for the cost of his medical and dental benefits pursuant to COBRA. Executive shall notify the Company in writing within five (5) days of his being covered by another group health plan.

     4.    Stock Options. Exhibit 1 to this Agreement sets forth, as of May 31,
           -------------
2000: (i) the number of stock options that have been granted to Executive pursuant to the Company's 1995 Stock Option/Stock Issuance Plan ("Stock Option Plan"); (ii) the exercise price of such options; (iii) the number of options that are vested as of May 31, 2000; and (iv) the number of stock options pursuant to each grant that have been exercised prior to May 31, 2000.

           4.1  Vesting And Exercise. All of the stock options granted to
               --------------------
Executive by the Company, which currently are scheduled to vest on or before August 31, 2001 (the "Stock Options"), shall immediately become vested and exercisable as of July 28, 2000. Notwithstanding any conflicting provisions of the Stock Option Plan or applicable stock option agreements, Executive may exercise any vested Stock Options during the one-year period following the Effective Date. In addition, Executive may transfer the Stock Options prior to their exercise to his children or other members of his immediate family or to trusts for the benefit or such family members and such transferred Stock Options may be exercised by such family members or trusts. The Company shall reasonably cooperate with Executive in connection with any procedures which Executive's broker (approved by the Company) wishes to employ in connection with the exercise of the Stock Options.

         4.2    Sale of Shares. The Company represents that the Company's grant
                --------------
of the Stock Options to Executive and Executive's exercise of the Stock Options, shall be exempt from the application of Section 16(b) of the Securities Exchange Act of 1934, as amended. Executive agrees to refrain from selling shares obtained through the exercise of the Stock Options while in possession of material, non-public information regarding the Company, and to refrain from selling such shares during the ninety-day period following the Effective Date unless a window for the sale of Company stock opens for then-current executives of the Company.

         4.3    Amendment and Modification. The parties agree that all
                --------------------------
appropriate Company stock option agreements and grant notices shall be deemed to be amended to reflect the provisions of Paragraphs 4 through 4.3. Executive hereby acknowledges that because the provisions of Paragraphs 4 through 4.3 collectively constitute a material modification of the Stock Options, Executive's Stock Option Grant No. 870 shall no longer be treated as an incentive stock option.

     5.    Release by Executive. For and in consideration of the terms and
           --------------------
provisions of the Agreement, except as provided in Paragraph 8 and except for the Excluded Claims as defined herein, Executive, on behalf of himself and his Related Entities, 1 shall, and hereby does, forever and fully release and discharge the Company and its Related Entities from any and all claims, actions, causes of action, obligations, demands and charges of whatever nature (individually and collectively, the "Claims"), known or unknown, that Executive has or may have against the Company or its Related Entities, from the beginning of time through the date of the Agreement. This release includes Claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. Sec. 621 et seq. Executive has a period of at least 21 days to consider the terms of the Agreement, though Executive understands that he can sign the Agreement at any time during the 21-day period if Executive, in his sole discretion, decides to do so. Executive may revoke the Agreement at any time during the 7 days following the date Executive signs the Agreement, and the Agreement shall not become effective or enforceable against Executive until the 8th day after Executive signs the Agreement. Provided, however, that the parties expressly agree that the release set forth herein is not intended to and does not release any of Executive's claims or rights arising out of: (1) Executive's indemnification rights, including without limitation those rights arising from the Indemnification Agreement between Executive and the Company dated as of May 11, 2000, the Company's Bylaws, the Company's Articles of Incorporation, and all common law and statutory rights; (2) the Stock Options; (3) the Company's 401(k) plan; (4) any policies of insurance issued to, or in the name of, the Company; or (5) any unpaid claims for medical or dental expenses (all, collectively, the "Excluded Claims"). Executive reserves the right to bring and to enforce the Excluded Claims notwithstanding the release contained herein.

----------------------
1 "Related Entities" as used herein means a party's current or former successors, assignees, insurers, agents, officers, directors, partners, employees, employee benefit plans, subsidiaries and affiliates.

     6.    Release by the Company.  For and in consideration of the terms and
           ----------------------
provisions of the Agreement, except as provided in Paragraph 8, the Company, on behalf of itself and its Related Entities, shall, and hereby does, forever and fully release and discharge Executive and his Related Entities from any and all Claims, known or unknown, that the Company has or may have against Executive or his Related Entities, from the beginning of time through the date of the Agreement.

     7.    Waiver of Unknown Claims. In connection with the foregoing releases,
           ------------------------
the parties acknowledge that they are aware that they may later discover facts in addition to or different from those which they currently know or believe to be true with respect to the subject matters of the above releases, but that it is their intention hereby fully, finally, and forever, to settle and release all of these matters which now exist, may exist, or previously existed between them, whether known or unknown, suspected or unsuspected. In furtherance of such intent, the releases given herein shall be and shall remain in effect as full and complete releases, notwithstanding the discovery or existence of such additional or different facts. In this regard, the parties specifically waive the benefits of the provisions of Section 1542 of the Civil Code of the State of California and any other analogous state or federal law or regulation. Said
Section 1542 of the California Civil Code reads as follows:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIS MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH DEBTOR."

     8.    Exclusions from Releases. In addition to the Excluded Claims
           ------------------------
referenced in Paragraph 5, it is expressly understood and agreed by the parties that none of the releases set forth herein is intended to or does release any claims or rights arising out of the Agreement or the breach of any term, provision, representation or warranty contained herein. The parties reserve the right to bring any such claims notwithstanding the releases contained herein.

     9.    Proprietary Information Agreement. Executive agrees to remain bound
           ---------------------------------
by all of the terms and conditions set forth in the attached Proprietary Information and Inventions Agreement (Exhibit 2 hereto).

     10.   Prohibition Against Defamation and Willful Disparagement. The Company
           --------------------------------------------------------
and its current directors and officers, with respect to Executive, and Executive, with respect to the Company, will not at any time orally or in writing defame or disparage the other party or person, except as may be required by law. Nothing contained herein is intended or shall be construed to restrict any person or party's truthful testimony in a legal or administrative proceeding, or truthful responses to inquiries by any government agency or officer.

     11.   Indemnification. All of Executive's indemnification rights remain in
           ---------------
full force and effect, including, without limitation, all such common law and statutory rights; and all such rights arising from the Indemnification Agreement between Executive and the Company dated as of May 11, 2000, the Company's Bylaws and the Company's Articles of Incorporation.

     12.   Confidentiality. The financial terms of this Agreement are intended
           ---------------
to be confidential. Accordingly, except as may be required to satisfy the Company's public disclosure obligations or the Company's or the Executive's financial or accounting or regulatory requirements, if any, or except as otherwise may be required by law, neither the Company nor Executive shall disclose or publicize to any person or entity the terms of the Agreement without the prior written consent of Executive, on the one hand, and the Chief Executive Officer of the Company, on the other hand. As reasonably necessary, Executive may discuss this Agreement with his attorneys, accountants, and immediate family, and Company may discuss this Agreement with its attorneys, officers, directors, and senior managers provided, however, that each agrees to be bound by the terms of this paragraph to keep the information confidential.

     13.   Independent Legal Advice. Each party has received independent legal
           ------------------------
advice from his or its attorneys with respect to the advisability of making the settlement provided for herein, with respect to the advisability of executing this Agreement and with respect to the meaning of California Civil Code Section 1542.

     14.   No Other Representation. Each party represents, warrants, and agrees
           -----------------------
that in executing this Agreement he or it has relied solely on the statements expressly set forth herein and the advice of its own counsel. Each of the parties further represents, warrants, and agrees that in executing this Agreement he or it has placed no reliance whatsoever on any statement, representation, or promise of any other party, or any other person or entity, not expressly set forth herein, or upon the failure of any other party or any other person or entity to make any statement, representation or disclosure of anything whatsoever. The parties have included this clause: (1) to preclude any claim that any party was in any way fraudulently induced to execute this Agreement; and (2) to preclude the introduction of parol evidence to vary, interpret, supplement, or contradict the terms of this Agreement.

     15.   Authority For Settlement Agreement. Each party represents, warrants
           ----------------------------------
and agrees that such party is fully entitled and duly authorized to enter into and deliver this Agreement. In particular, and without limiting the generality of the foregoing, each party represents, warrants and agrees that he or it is fully entitled to grant the releases, enter into the covenants, and undertake the obligations set forth herein.

     16.   No Admissions. The Agreement represents a compromise and neither of
           -------------
the parties shall be deemed to have made any admissions.

     17.   Governing Law. The Agreement shall be construed under and governed by
           -------------
the laws of the State of California without regard to the conflicts of laws provisions thereof.

     18.   Full Integration. The Agreement constitutes a single integrated
           ----------------
contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. There are no other agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter hereof, except as set forth herein. The Agreement may be amended only by an agreement in writing signed by each party hereto. Except for: (a) this Agreement; (b) the agreements underlying the Excluded Claims as referenced in Paragraph 5 above; and (c) the Proprietary Information and Inventions Agreement attached as Exhibit 2, any and all other agreements between Executive and the Company, written or oral, express or implied, are terminated and void.

     19.   Binding Effect. This Agreement is binding upon and shall inure to the
           --------------
benefit of the parties hereto, their heirs, assignees and successors in interest (including without limitation successors in any reorganization or merger).

     20.   Survival of Warranties. All representations, warranties and
           ----------------------
agreements contained in the Agreement shall survive its execution, effectiveness, and delivery.

     21.   No Presumption From Drafting.  Given that each party has had the
           ----------------------------
opportunity to draft, review and edit the language of the Agreement, no presumption for or against either party arising out of drafting all or any part of the Agreement will be applied in any action relating to, connected to, or involving the Agreement.

     22.   Counterparts. The Agreement may be executed in counterparts. When
           ------------
each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Agreement which shall be binding upon and effective as to all parties. No counterpart shall be effective until all parties hereto have executed and exchanged an executed counterpart hereof.

     23.   Arbitration.  Any and all disputes arising out of or relating to the
           -----------
Agreement shall be subject to arbitration in Santa Clara County, California, at the request of any party hereto, in accordance with the rules and procedures of the American Arbitration Association, the prevailing party to recover his or its reasonable attorneys' fees and costs.

     24.   Notice. All notices required hereunder shall be in writing and shall
           ------
be deemed given upon receipt if delivered personally (receipt of which is confirmed) or by courier service promising overnight delivery (with delivery confirmed the next day) or three (3) business days after deposit in the U.S. Mails, certified with return receipt requested. Notices shall be addressed as follows:

     To Executive:    Stephen C. Wise
                      5438 Hopkins Ct.
                      Pleasanton, California 94556
                      Facsimile: (925) 426-7490

     With a copy to:  Irell & Manella LLP
                      1800 Avenue of the Stars, Suite 900
                      Los Angeles, California 90067
                      Attention:  David Siegel, Esq.
                      Facsimile:  (310) 203-7199
                      E-mail:  dsiegel@irell.com

     To Company:      Legato Systems, Inc.
                      2350 West El Camino Real
                      Mountain View, California 94040
                      Attention:  Andrew D. Hill, Esq.
                      Facsimile:  (650) 210-7426
                      E-mail:  ahill@legato.com

     With a copy to:  Gunderson Dettmer Stough Villeneuve
                      Franklin & Hachigian, LLP
                      155 Constitution Drive
                      Menlo Park, California 94025
                      Attention:  Gregory S. Lemmer, Esq.
                      Facsimile:  (650) 321-2800
                      E-mail:  glemmer@gunder.com

     IN WITNESS WHEREOF, the parties hereto have approved and executed the Agreement on the dates set forth opposite their respective signatures.

     EXECUTED by the parties as follows:

Dated:  July 28, 2000        STEPHEN C. WISE

                             By: /S/ Stephen C. Wise
                                ------------------------------
                                 Stephen C. Wise

Dated:  July 28, 2000        LEGATO SYSTEMS, INC.

                             By: /s/ Louis C. Cole
                                ------------------------------
                                 Louis C. Cole
                             Its: Chief Executive Officer

APPROVED AS TO FORM:

Dated:  July 28, 2000        IRELL & MANELLA LLP

                             By: /s/ David Siegel
                                ------------------------------
                                 David Siegel
                             Attorneys for Stephen C. Wise

Dated:  August 2, 2000       GUNDERSON DETTMER STOUGH
                             VILLENUEVE FRANKLIN
                             & HACHIGIAN LLP

                             By: /s/ Gregory S. Lemmer
                                ------------------------------
                                 Gregory S. Lemmer
                             Attorneys for Legato Systems, Inc.

                                                      EXHIBIT 1 OF EXHIBIT 10.15


Personal Option Status


-------------------------------------------------------------------------------
            Option
Number      Date       Plan        Type        Granted          Prices
-------------------------------------------------------------------------------
000669      1/27/97    95E         NQ          332,640          $5.9380
000870      1/27/97    1995        ISQ          67,360          $5.9380
001105     10/16/97    1995        NQ          100,000          $8.2190
001850      2/17/99    1995        NQ           80,000         $20.7500
                                              --------
                                               580,000

                                                       EXHIBIT 2 of EXHIBIT 10.5


               PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT


          The following confirms an agreement between me and Legato Systems, Inc. a Delaware corporation (hereafter referred to as "the Company"), which is a material part of the consideration for my employment by the Company:


1. I understand that the Company possesses Proprietary Information which is important to its business. For purposes of this Agreement, "Proprietary Information" is information that was developed, created, or discovered by the Company, or which became known by, or was conveyed to the Company, which has commercial value in the Company's business. "Proprietary Information" includes, but is not limited to, trade secrets, copyrights, ideas, techniques, know-how, inventions (whether patentable or not), and/or any other information of any type relating to designs, configurations, toolings, documentation, recorded data, schematics, source code, object code, master works, master databases, algorithms, flow charts, formulae, circuits, works of authorship, mechanisms, research, manufacture, improvements, assembly, installation, intellectual property including patents and patent applications, business plans, past or future financing, marketing, forecasts, pricing, customers, the salaries, duties, qualifications, performance levels, and terms of compensation of other employees, and/or cost or other financial data concerning any of the foregoing or the Company and its operations generally. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to proprietary Information.

2. I understand that the Company possesses "Company Documents" which are important to its business. For purposes of this Agreement, "Company Documents" are documents or other media that contain Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by me or by others. "Company Documents" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents.

3. In consideration of my employment by the Company and the compensation received by me from the Company from time to time, I hereby agree as follows:

     a. All Proprietary Information and all patents, copyrights and other rights in connection therewith shall be the sole property of the Company. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company, except as may be necessary in the ordinary course of performing my duties to the Company.

     b. I agree to make and maintain adequate and current written records, in a form specified by the Company, of all inventions, trade secrets and works of authorship assigned or to be assigned pursuant to this Agreement. All Company Documents shall be the sole property of the Company. I agree that during my employment by the Company, I will not remove or electronically transmit any Company Documents from the business premises of the Company or deliver any Company Documents to any person or entity outside the Company, except as I am required to do in connection with performing the duties of my employment. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all Company Documents, apparatus, equipment, and other physical property, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) my copy of this Agreement.

     c. I will promptly disclose in writing to my immediate supervisor, with a copy to the President of the Company, or to any persons designated by the Company, all "Inventions," which includes all improvements, inventions, works of authorship (including, without limitation, copyrights), trademarks, trade names, domain names, mask works, computer programs, formulae, ideas, processes, techniques, know-how, and data, whether alone or jointly with others, during the terms of my employment. I will also disclose to the President of the Company all things that would be Inventions if made during the term of my employment, conceived, reduced to practice, or developed by me within six (6) months of the termination of my employment with the Company. Such disclosures shall be received by the Company in confidence and do not extend the assignment made in Section (d) below. I will not disclose Inventions to any person outside the Company unless I am requested to do so by management personnel of the Company.

     d. I agree that all Inventions which I make, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment shall be the sole property of the Company to the maximum extent permitted by Section 2870 of the California Labor Code, a copy of which is attached as Exhibit A. This assignment shall not extend to Inventions, the assignment of which is prohibited by Labor Code Section 2870 (or any analogous state law). The Company shall be the sole owner of all patents, copyrights and other intellectual property or other rights in connection therewith. I further acknowledge and agree that such Inventions, including any computer programs, programming documentation, and other works of authorship, are "works made for Hire" for purposes of the Company's rights under copyright laws. I hereby assign to the Company any rights I may have or acquire in such Inventions.

     e. I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in obtaining and enforcing patents, copyrights or other rights on such Inventions and improvements in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorney-in-fact to act for and on my behalf and instead of me, to execute and file any applications or related findings and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights thereon with the same legal force and effect as if executed by me.

     f. I have attached as Exhibit B a complete list of all Inventions or improvements to which I claim ownership and that I desire to remove from the operation of this Agreement, and I acknowledge and agree that such list is complete. If no such list is attached to this Agreement, I represent that I have no such Inventions and improvements at the time of signing this Agreement.

     g. During the term of my employment and for one (1) year thereafter, I will not encourage or solicit any employee of the Company to leave the Company for any reason. However, this obligation shall not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

     h. Prior to my submitting or disclosing for possible publication or dissemination outside the Company any material prepared by me that incorporates information that concerns the Company's business or anticipated research. I agree to deliver a copy of such material to an officer of the Company for his or her review. Within twenty (20) days of such submission, the Company agrees to notify me whether the Company believes such material contains any Proprietary Information, and I agree to make such deletions and revisions as are reasonably requested by the Company to protect its Proprietary Information. I further agree to obtain the consent of the Company prior to any review of such material by persons outside the Company.

     i. I agree that during my employment with the Company, I will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the Company, and I will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. The provisions of this paragraph shall apply both during normal working hours and at all other times including, but not limited to, nights, weekends, and vacation time, while I am employed by the Company.

     j. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment by the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employers or others. I represent and warrant that I have returned all property and confidential information belonging to all prior employers. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith or in conflict with my employment with the Company. I further agree to conform to the rules and regulations of the Company.

4. I agree that I am employed on an "at-will" basis. This means that I have the right to resign and the Company has the right to terminate my employment at any time for any reason, with or without cause. This is the complete agreement between the Company and me on this term of my employment. I further agree that this term can only be modified by an officer of the Company and he or she can only do so in a writing signed and dated by him or her and me.

5. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

6. This Agreement shall be effective as of the first day of my employment with the Company and shall be binding upon me, my heirs, executors, assigns, and administrators, and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

7. This Agreement can only be modified by a subsequent written agreement executed by an officer of the Company.

8. Although I may work for the Company outside of California or the United States, I understand and agree that this Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY.


          Stephen C. Wise
-----------------------------------
Employee Name (Please Print)


      /s/ Stephen C. Wise                      7-28-00
-----------------------------------         ------------
Employee Signature                          Date

                                   EXHIBIT A
                                   ---------

Section 2870. Invention on Own Time-Exemption from Agreement

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an Invention (as defined in Section 3(c) of this Agreement) to his or her employer shall not apply to an Invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those Inventions that either:

     (1) Relate at the time of conception or reduction to practice of the Invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

     (2)  Result from any work performed by the employee for his employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an Invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public of this state and is unenforceable.

                                  EXHIBIT B
                                  ---------

1. The following is a complete list of all Inventions or improvements relevant to the subject matter of my employment by Legato Systems, Inc. ("the Company") that have been made or conceived or first reduced to practice by me or jointly with others prior to my employment by the Company that I desire to remove from the operation of the Company's Proprietary Information and Inventions Agreement:

X    No inventions or improvements.
--
__   See below: Any and all inventions regarding:

__   Additional sheets attached

2. I propose to bring to my employment the following materials and documents of a former employer:

X    No materials or documents
--
__   See below:



/s/ Stephen C. Wise                                    7-28-00
--------------------------                        -----------------
Employee Signature                                       Date

                                                September 27, 2000




Louis C. Cole
Chief Executive Officer
Legato Systems, Inc.
2350 West El Camino Real
Mountain View, CA 94040

     Re:  Letter Amendment to Separation Agreement
          ----------------------------------------

Dear Mr. Cole:

     We have agreed to amend my Separation Agreement with Legato Systems, Inc., dated July 28, 2000 (a copy of which is attached hereto as Exhibit A), as follows:

     Paragraph 1, Line 1 - Delete the language; "Effective August 31, 2000 (the "Effective Date") and substitute therefor the language: "Effective September 29, 2000 (the "Effective Date" for the Agreement except Paragraph 4.1; for Paragraph 4.1, the "Effective Date" shall be August 31, 2000)".

     All other terms of the Agreement shall remain in full force and effect.

                                                Sincerely,


                                             /s/ Stephen C. Wise
                                             -----------------------------
                                             Stephen C. Wise



AGREED TO AND ACCEPTED;

LEGATO SYSTEMS, INC.



By:   /s/ Louis C. Cole                        Dated: September 29, 2000
  ---------------------------
      Louis C. Cole
 Its: Chief Executive Officer